Exhibit 3.1

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 11
Articles of Continuance
Canada Business Corporations Act (CBCA) (s. 187)

Formulaire 11
Clauses de prorogation
Loi canadienne sur les sociétés par actions (LCSA) (art. 187)

1 Corporate name
Dénomination sociale
Pineapple Financial Inc.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social
BC

3 The classes and the maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre
An unlimited number of common shares without par value.

4 Restrictions on share transfers
Restrictions sur le transfert des actions
See attached schedule / Voir l'annexe ci-jointe

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs
Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société
None

7 (1) If change of name effected, previous name
S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure
Not Applicable / Sans objet

(2) Details of incorporation
Détails de la constitution
See attached schedule / Voir l'annexe ci-jointe

8 Other Provisions
Autres dispositions
See attached schedule / Voir l'annexe ci-jointe

9 Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la LCSA.

Original signed by / Original signé par

Christa Mitchell

Christa Mitchell

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 3247 (2008/04)

Schedule / Annexe

Restrictions on Share Transfers / Restrictions sur le transfert des actions

Board Approval - While the Corporation is not a public company, no shares shall be transferred without the prior consent of the directors expressed by a resolution of the board of directors and the directors shall not be required to give any reason for refusing to consent to any proposed transfer. The consent of the board of directors may be in respect of a specific proposed trade or trades.

Schedule / Annexe

Other Provisions / Autres dispositions

The directors may appoint one or more directors who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

Schedule / Annexe

Company History / Historique de l’entreprise

Pineapple Financial Inc. (2487269) was incorporated in Ontario on October 16, 2015 under the Ontario Business Corporations Act.

Industry Canada | Industrie Canada

Canada Business Corporations Act (CBCA)
FORM 11
ARTICLES OF CONTINUANCE
(Section 187)

1 - Corporate name

Pineapple Financial Inc.

2 - The province or territory in Canada where the registered office is situated *(do not indicate the full address)*

British Columbia

3 - The classes and any maximum number of shares that the corporation is authorized to issue

An unlimited number of common shares without par value

4 - Restrictions, if any, on share transfers

5 - Minimum and maximum number of directors *(for a fixed number of directors, please indicate the same number in both boxes)*

Minimum number 1 **Maximum number** 10

6 - Restrictions, if any, on the business the corporation may carry on

None

7 - (1) If change of name effected, previous name

(2) Details of incorporation

Incorporated in Ontario on October 16, 2015

8 - Other provisions, if any

9 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation continuing into the CBCA.

Print name	Signature
Christa Mitchell	*"Christa Mitchell"*

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

IC 3247E (2013/07) Page 1 of 2

Canada

Instructions

FORM 11

ARTICLES OF CONTINUANCE

Filing this application through our Online Filing Centre (corporationscanada.ic.gc.ca) or by paper costs $200.

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Item 1

Set out the proposed corporate name that complies with sections 10 and 12 of the CBCA. Articles of continuance must be accompanied by a NUANS Name Search Report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS Name Search Report.

Item 3

Set out the details required by paragraph 6(1)(c) of the Act. Unless an exemption is obtained under subsection 187(11) of the Act, all shares must be without nominal or par value and must comply with Part V of the Act. Nominal or par value shares issued by a corporation before continuance comply with the Act by virtue of subsection 24(2) and 187(8) and (9) of the Act. In the case of the application of subsection 187(11) of the Act, set out the maximum number of shares of a class or series as required by subsection 187 (12) of the Act.

Item 4

If restrictions are to be placed on the right to transfer shares of the corporation, set out a statement to this effect and the nature of such restrictions.

Item 5

State the number of directors. If cumulative voting is permitted, the number of directors must be fixed.

Item 6

If restrictions are to be placed on the business the corporation may carry out, set out the restrictions.

Item 7

1)	If the name is being changed as part of the continuance, indicate the previous name.
2)	Indicate the date and the jurisdiction under which the corporation was originally created. If this is not the first continuance for this corporation, indicate the details of any previous continuance, including the date, any name change and the name and the provision of the statute under which the continuance was authorized.

Item 8

Set out any provisions, permitted by the Act or Regulations to be set out in the by-laws of the corporation, that are to form part of the articles, including any pre-emptive rights or cumulative voting provisions.

Item 9

The articles must be signed by a director or an authorized officer of the corporation continuing into the CBCA.

If space in items 3, 4, 6, 7 and 8 is insufficient, please attach a schedule.

Also Include:

●	Proof of authorization under the laws of the jurisdiction where the corporation is incorporated
●	Form 2 - Initial Registered Office Address and First Board of Directors
●	A NUANS Name Search Report, if applicable
●	Fee of $200, payable by credit card (American Express, Visa or Master Card) or by cheque made payable to the Receiver General for Canada.

For more information, consult Corporations Canada Website (corporationscanada.ic.gc.ca) or call toll-free (within Canada) 1-866-333-5556 or (from outside Canada) (613) 941-9042.

Send documents:

By mail:	Corporations Canada
Jean Edmonds Building
South Tower, 9th floor
365 Laurier Avenue West
Ottawa ON K1A 0C8

By facsimile:	(613) 941-4803

By e-mail:	corporationscanada@ic.gc.ca

IC 3247E (2013/07) Page 2 of 2